Exhibit 99.2

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Q4 2015 Earnings Call

Company Participants

•	Susan Givens, Chief Executive Officer

•	Justine A. Cheng, Chief Financial Officer and Treasurer

•	David Smith, Vice President

Other Participants

•	Paul Morgan, Analyst

•	Lucy Webster, Analyst

•	Chad Vanacore, Analyst

Presentation

Operator

Good morning and welcome to the New Senior Investment Group Fourth Quarter and Full Year 2015 Earnings Call. My name is Jonah and I will be facilitating the audio portion of today’s interactive broadcast. All lines have been placed on mute to prevent any background noise.

At this time, I would like to turn the show over to David Smith, Vice President. Go ahead, sir.

David Smith, Vice President

Good morning. I would like to welcome everyone to the New Senior’s Fourth Quarter and Full Year 2015 Earnings Call. Joining us today are Susan Givens, our CEO and Justine Cheng, our CFO.

Before I turn the call over to Susan, I would like to remind you that certain statements made today may be forward-looking statements. Forward-looking statements describe the company’s current expectations and actual results may differ materially from such forward-looking statements.

In addition, Susan and Justine will present some non-GAAP information. I encourage you to review the cautionary statement regarding forward-looking statements and the reconciliations of non-GAAP measures in our earnings release and investor presentation and to review the risk factors contained in our annual and quarterly reports filed with the SEC.

With that I’d like to turn the call over to Susan.

Susan Givens, Chief Executive Officer

Thanks David and good morning everyone and thank you for joining us today for New Senior’s year end 2015 Earnings Call. We posted an investor presentation on our website this morning, I’ll be referring to pages in that presentation during my remarks.

I’d like to start off by saying that I’m pleased to report that in our first year as a standalone company, we have generated above average portfolio growth and posted consistently strong earnings. For the fifth quarter in a row, our same-store occupancy growth outpaced the overall market and since the time of the spin, our AFFO per share has increased 58% all while completing acquisitions of 1.3 billion in high quality senior housing portfolio.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Over the last three years, we’ve assembled one of the largest portfolios of independent living and assisted living properties in the US. And we think that’s a very unique and hard to replicate portfolio. Today we feel better than ever about the overall composition of our diversified portfolio as we’ve added more stable, high-quality private pay independent living assets over the last 12 months.

We believe our assets have attractive growth prospects and we feel very good about our market positioning for the year ahead. I’ll spend a few minutes discussing highlights for the quarter in the year and I will also spend a little bit time discussing how we’re thinking about the business going forward before I turn it over to Justine to discuss the financial results in more detail.

So I’ll jump to Page 5 of the presentation and quickly review the highlights. First throughout 2015 the company generated solid financial results. Normalized FFO for the quarter was approximately 30 million or $0.35 per basic share and AFFO was approximately 26 million or $0.30 per basic share. For the full-year 2015, normalized FFO was a $1.28 per basic share and AFFO was a $1.10 per basic share. And we increased our dividend by 13% in the second quarter of 2015 to $0.26 per basic share.

Second, our diversified senior housing portfolio continues to outperform the overall senior housing market. On a same-store basis, our managed portfolio NOI grew 4.5% from 2014 to 2015 with occupancy up 150 basis points year-over-year. Third, we successfully completed 1.3 billion of acquisitions during the year, growing our portfolio from a 100 properties at the end of 2014, to 154 properties today. Importantly these acquisitions enhance the overall quality and composition of our portfolio, which I’ll talk about in a little more detail in a minute.

On the capital structure front, we greatly improved our balance sheet by replacing short-term property level financing with longer-term lower cost funding. In total, we raised 1.2 billion of debt during the year and successfully lowered our total cost of funds by 80 basis points, all while extending our average debt maturities. We have no significant debt maturities until the end of 2017, and we feel very good about our overall liquidity as we move into 2016.

And finally, we announced a $100 million share repurchase program at the beginning of December and bought back 40 million of our stock in a combination of open market purchases in a tender offer. The buybacks are great investment given trading levels for both our stock and senior housing assets. We continue to view our current valuation as a significant discount to the underlying value of our portfolio, and we remain very focused on closing this gap, which I’ll discuss in more detail.

Now turning page six, I’ll spend a minute touching on our financial performance. If you look back at our overall business performance for 2015, you’ll see that our financial results have been really strong. NOI was up 49% in Q4 2015 versus Q4 2014, and NFFO per share was up 35%, while AFFO per share was up 58% over the same period. The chart on the lower right-hand side of page shows that AFFO per share has grown 58% from $0.19 per share in Q4 2014 to $0.30 in Q4 2015.

At the same time, if you look at the return on our invested equity, you will see that number has been about 9% to 11%.

Turning to Page 7, I’ll go into a little more detail in the managed portfolio. Today, our managed portfolio includes 96 properties across 33 states. We are very pleased with the occupancy growth across the portfolio, which has been driven by the acquisition of high quality independent living assets. Importantly, we’re seeing occupancy gains, while we’re also seeing consistent rate growth.

Average occupancy across the entire managed portfolio increased 310 basis points from 83.5% in 2014 to 86.6% in 2015. On a same store basis, occupancy was up 150 basis points from 82.7% in 2014 to 84.2% in 2015. NOI grew 4.5% over that same period.

It’s worth noting that over the course of this year, our same-store pool will start to reflect acquisitions that we completed in 2015. So it will become an even more meaningful pool to measure of overall performance. To put it in context, our same-store pool was 32 assets for Q4 2015 and we acquired 53 assets — 53 managed assets throughout the year. In Q4, 2016 our same-store pool will include nearly all of those new assets.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Page eight, turning to our triple net portfolio which includes 58 properties across 24 states. Performance here continues to be strong with coverage for the total portfolio of 1.28 times and average occupancy at 88.9% for the trailing 12-month period ended September 30.That’s up 110 basis points over the same period last year. On a same-store basis, coverage remains solid at 1.26 times and occupancy was 88.7%, up 90 basis points year-over-year.

Now turning to page nine, I want to touch on our acquisition activity this year and discuss how we think about our overall portfolio composition. 2015 was obviously a very active year for us on the acquisition front. We completed a total of 1.3 billion of acquisition growing our portfolio from 100 properties at the end of 2014 to 154 properties today.

Our acquisition strategy, was focused and deliberate and we wanted to improve the overall quality, stability and growth profile of the portfolio and happily that’s what we’ve done. Of the 54 properties that we’ve acquired 49 are 100% private pay independent living assets, so our IL exposure increased from 61% to 71% of NOI from Q4 2014 to Q4 2015.

As a result, we have a portfolio that’s well positioned with higher occupancy, higher margins in greater geographical diversification. To put it in context, total occupancy for our managed portfolio increased 450 basis points from 83.6% to 88.1% year-over-year and margins increased over 500 basis point. It goes without saying, but the type of acquisitions that you do matters and we’ve always had specific rigorous, and disciplined acquisition strategy. 2015 was all about adding assets that improve the overall portfolio and positioned us for future growth.

Page 10. So while our operating and financial performance has been strong, it’s been a difficult market for healthcare REITs, including us. To put it plainly, we don’t think our stock price reflects the quality of our financial performance or the value of our assets. Our stock has continued to trade at what we think as a significant discount to the underlying value of our assets. Under these conditions and given the expected return on alternative investment opportunities, buying back our stock is a really attractive investment.

In December, we announced $100 million stock buyback plan and we are able to buy 10 million of shares in the open market before the end of the year. Pricing on open market purchases could be really attractive, but the downside is that you are subject to volume limitations, which means it takes time to complete a meaningful investment. So, we accelerated our buying efforts by launching a $3 million tender offer, which we completed in January. In total, we purchased 40 million of stock at an average price of $9.05 per share and we decreased our share count by about 4.5 million shares.

These purchases were very attractive and we estimate that the full-year accretion from these purchases equates to about $0.05 to $0.07 of NFFO and $0.04 to $0.06 of AFFO. Additionally, these purchases were also very accretive to NAV and we estimate that it resulted in $0.40 to $0.50 of NAV accretion. Today, we have close to 90 million of remaining capacity under our buyback program and we will continue to evaluate buying more stock so long as the valuation gap persists.

Turning to page 11, we talked about what we accomplished in 2015 and now I want to discuss what we’ve focused on for 2016. We’re already well into the year and as we think about it, we’re focused on three primary initiatives to drive shareholder value. First, continuing to generate strong and growing performance across our assets. Second, opportunistically selling assets and third strategically using assets or proceeds to close our valuation gap.

Page 12. First, we’re very focused on continuing to generate strong and consistent growth across our existing platforms. We work closely and collaboratively with our operators to generate the results we want and so far, our track record has been very good. Going forward, we believe our portfolio is optimally positioned to benefit from strong organic growth, as we have very deliberately built a portfolio with complementary growth and occupancy characteristics. Here is how we think about it. Roughly half of our NOI comes from managed assets and the other half comes from triple net assets. On the managed side, our assets can broadly be bucketed into two groups.

First, the higher growth assets including many of our mom and pop acquisition. Here the average occupancy is lower and the focus has been on getting these properties to a stabilized operating level which usually takes about two years post acquisition. While significant progress has been made we still had a lot of room for further growth.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Occupancy for these assets is currently around 85% well below industry averages of 91%. As a result, we expect these assets will continue to grow at a faster pace in the industry until they reach stabilizations. Our second bucket on the managed side include the more stable higher occupancy IL asset. These assets have performed very well and occupancy has steadily increased while rates have also gone up.

These assets provide a nice balance to our higher growth asset and we would expect these assets to grow more in line with the rest of the industry. As a whole, the price point of our managed assets is in line with the industry average, making our assets appealing and affordable to a broader category of seniors, which should lead to more steady demand over time.

Then if you look at our triple-net assets our contract has built-in escalators of 4% plus. So we know what the growth will be and these assets provided a very stable and predictable cash flow stream. We have some of the best long-term contracts out there with strong high occupancy assets that support the rent increases.

Page 13 so on top of having a balanced mix of higher growth and stable asset our portfolio also has unique characteristics that we believe set us apart from others in the market and positions us to benefit from embedded growth.

Over 90% of our NOI is private pay, which means our NOI is more stable and left vulnerable to economic or regulatory changes. I think it’s worth touching on the fact that there’s been a lot of noise in the market recently about the health of post-acute care operators in light of the changing regulatory environment.

We’re 100% senior housing and 91% private pay so we’re more insulated from these changes in the regulatory environment. As you can see from the chart on the lower left hand side of page, we’ve experienced significant occupancy gains across each of our product type while the overall NIC data has shown more muted growth.

As it relates to new supply, we’re certainly seeing new competition in our markets and we are focused on it as we’ve ever been. That said, approximately 70% of our portfolio is concentrated in independent living properties where the level of new construction is less than half the level of assisted living. Again this quarter, we include a summary of the detailed property by property analysis we have done to look at what’s happening in our specific markets.

The data suggest that new supply increased slightly this quarter versus last quarter and when looking at 5 Mile Ring of each property on our managed portfolio there are 47 properties under construction near properties in our portfolio that represent about 16% of total company NOI. We presented the information conservatively by including all senior housing under construction, regardless of whether we think it’s a true competitor but if you were to exclude new construction with a different service offering, it would only impact 12% of our NOI. We’ve seen periods of increased supply in the past, but we believe the long-term prospects for the business are as sound as they’ve ever been and our assets are well positioned to satisfy demand.

Page 14. And lastly as I mentioned earlier, we are very mindful of our stock price and we continue to view our current valuation as a significant discount to the underlying value of our assets. As long as that continues, we are focused on making good financial decisions intended to improve value for our shareholders. Here’s how we think about it. Our stock is currently trading at an implied cap rate of 7.5% to 8% give or take. If we can sell assets at something closer to 6% to 7% cap rate, then we’ll clearly demonstrate that there is a disconnect between the value of our assets and our stock price and it will enable us to generate liquidity to make a decision.

And so long as the valuation gap exists we plan to buyback our stock. So that’s what we’re trying to do. We’re actively marketing a couple of portfolios now and we’re focusing on harvesting gains this year. We will only look to sell assets if it’s at the right price and it makes sense for the company. We view this as a good strategic decision not a defensive measure. Obviously this is all market dependent. But what we’ve seen so far is that despite recent market volatility, there continues to be interest for high quality senior housing assets with growth potential.

So with that let me turn it over to Justine who will discuss the financial results in a lot more detail.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Justine A. Cheng, Chief Financial Officer and Treasurer

Thanks Susan and good morning everyone. 2015 was a really good year for New Senior across all key financial metrics. Our 1.3 billion investment activity with strong earnings growth, both on a nominal and per share basis.

When you look at our portfolio performance, NOI for the fourth quarter was 58 million that was a 8% increase sequentially and a 49% increase year-over-year. Most of the increase came from new acquisitions and although our Q4 same-store pool posted strong occupancy and revenue growth, our expenses included some non-recurring charges in the quarter.

For the full year 2015, new acquisitions coupled with strong organic growth for the full year resulted in NOI, reaching 199 million. That represents a 39% increase over last year. As Susan highlighted our full year 2015 same-store pool had year-over-year above market occupancy gains of 150 basis points and rate increases of 3.9%. That translated into strong year-over-year revenue growth of 5.8% of which 65% came from rate and 35% came from occupancy gains. Our triple-net lease portfolio, which accounts for roughly half of our NOI grew with contractual annual escalators of 4.4%, while coverage held steady at 1.28 times.

Turning to our company earnings in Q4, our NFFO was 30 million or $0.35 per basic share or $0.34 per diluted share, resulting in a 17% sequential and a 35% year-over-year increase. AFFO for the quarter was 26 million or $0.30 per basic and fully diluted share, posting a 11% sequential and a 58% year-over-year increase. Both NFFO and AFFO this quarter included G&A and management fees of 9 million and interest and tax expense of 19 million of which includes a one-time deferred tax asset from our TRS at 2 million.

Our normalized FAD which adjust AFFO for maintenance CapEx was 23 million or $0.27 per basic and diluted share. Q4 CapEx was 3.6 million, which annualizes to approximately 1,400 per unit and roughly 65% of that or 900 per unit relates to maintenance CapEx.

And lastly for the quarter, we declared a $0.26 dividend which is a 13% year-over-year increase. This represents a 87% payout ratio on AFFO and 96% payout ratio on our normalized FAD.

Looking at the full-year for the company, our NFFO was 98 million or a $1.28 per basic or $1.27 per diluted share. AFFO was 84 million or a $1.10 per basic or $1.9 per diluted share. And normalized FAD was 77 million or $1 per basic or $0.99 per diluted share. In total for 2015, we distributed to shareholders 70 million of dividends or $0.98 per basic share.

On the capital structure’s front, we took measures this year to improve our overall position. This year we raised total debt of 1.2 billion, while decreasing our overall cost of funds by 80 basis points. We increased our fixed rate exposure to 60% and capped our floating rate debt. We had no significant debt maturities until the fourth quarter of 2017 and extended our overall maturity from six to seven years. Today, we sit on 2.2 billion of debt, which is roughly 65% net debt to gross investments and our overall cost of funds remains low at 4%.

We have good liquidity on the books and ended the year with 117 million of cash. After the impact of our 30 million tender offer and working capital reserves, we will have roughly 35 million to 45 million in total available cash and 82 million of basic shares outstanding.

In summary, 2015 was a great year with strong performance, and looking ahead, we believe our portfolio is well positioned to capitalize from the favorable demographic trends with 10,000 baby boomers turning 65 years old every day, only 50 basis points in penetration in this cohort will result in 100% occupancy across the industry. We are optimistic that our assets will capture some of that growth and that our operators will continue to deliver solid results. In addition, in 2016 we are focused on prudently recycling capital through our non-core dispositions, further driving incremental shareholder value.

I will now turn the call over to the operator and open the line for questions.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Questions And Answers

Operator

(Operator Instructions) Your first question comes from Paul Morgan with Canaccord. Your line is open.

Paul Morgan, Analyst

Hi, good morning.

Susan Givens, Chief Executive Officer

Hi Paul.

Paul Morgan, Analyst

If I look at the kind of the same store for the managed portfolio and if you go either at the EBITDA line or your NOI line I mean you mentioned the operating expenses and some of them we talked on the last call as well but now they are up 8% on a same store basis. I mean, could you give more color there, it looks like you said there was some, I think you — I heard you say there are some non-recurring component in there. So maybe you could break that out and how should we think about over the course of the next couple of quarters what that’s going to look like?

Justine A. Cheng, Chief Financial Officer and Treasurer

Sure, Paul. In the fourth quarter, we did see a couple of one-time expenses in that line. There are three big categories. The first one was the property tax true-up, which is roughly 420,000. That is certainly one-time that relates to a historical acquisition where we didn’t accrue to the new assessed value.

The second large item which is one-time in nature with on the labor side, that was incremental 150,000 of agency staffing and that related specifically to one property, where we had two key positions open and lastly the last adjustment was relating to bad debt clean-up that we were undertaking through the fourth quarter and that was another 205,000.

And so if you normalize for all those expenses, actually our expense growth was in line with kind of our revenue growth and so our occupancy I mean, our same-store growth would have been flat.

Susan Givens, Chief Executive Officer

Yeah Paul this is Susan I mean obviously there’s always something happens at the properties, right and so there you can’t predict exactly whether you’re going to have agency needs kind of in one quarter versus another, but I think it’s safe to say that as we kind of outlined we think that our higher growth assets are going to continue kind of growing faster than the industry. So we’ve seen historically it’s clearly a function of the fact that we acquire assets where we think there are opportunities for improvement and so is the kind of growth we’ve seen across those higher growth assets historically has been kind of in a 7% to sort of 8% range that will be more muted as we move forward, but we still think our growth on those assets is going to be well outside of kind of what folks in the industry are talking about is kind of the more stabilized growth going into 2016 and 2017. Does that answer your question?

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Paul Morgan, Analyst

Yeah, well partly, yeah that’s helpful. If I just do the math and that that was about $700,000, $800,000, it sounds like kind of one-time items and if I were to look at your same store managed number kind of adjust the NOI for that then we get something like plus 2% I mean I don’t know, I did the math maybe quickly enough but some thing like that?

Justine A. Cheng, Chief Financial Officer and Treasurer

You are — it’s I mean right around there yes.

Paul Morgan, Analyst

Okay. So kind of more importantly than going forward, I mean you haven’t talked about guidance, I mean are you going to is there anything you’re comfortable discussing whether in terms of on a same-store basis or bottom line?

Susan Givens, Chief Executive Officer

Yeah, I mean the reality is like our same store pool this year raised 32 assets, next year by the end of the year as kind of mentioned it will include almost all of our managed assets nearly kind of 96 assets.

So we were a little bit reluctant to put out very specific guidance just given the fact that our same-store pool is going to be kind of growing so much over the course of this year. We tried to do this frame how we think about kind of the buckets within the business.

And so obviously if you look at 50% of our NOI comes from the managed portfolio and on a cash basis if you kind of break that into two different buckets which roughly contribute kind of equal amounts within the managed buckets, so 50% kind of higher growth assets, 50% more stable.

What I’d say is that the 50% higher growth, we expect that to grow at a much higher rate than kind of what the industry will see on average. So call it anywhere from kind of 4% to 6%. Then if you look at the more stable asset, we do expect those to grow more in line with whether folks in the industry you are talking about, probably a little bit more growth is what we’re projecting given the fact that we’ve seen pretty good rate increases already kind of take effect.

So for the more stable kind of IL assets, you can say sort of growth in line with the industry than on our triple-net, on a cash basis, obviously we know exactly what those growth numbers look like. So I think it’s fair to say when you add all that up we are still expecting on a cash basis our NOI to grow kind of faster than what other folks in this industry are talking about.

Paul Morgan, Analyst

Okay, great. That was helpful. And then my other question on the tax deferred tax assets in TRS you mentioned was that something that you had anticipated last quarter, I just ask that your FFO kind of came in around kind of what you have been talking about, but we didn’t have that at least fully in our model and so I am looking for kind of offset whether there was any offset and kind of what you had expected on the negative side in the fourth quarter?

Susan Givens, Chief Executive Officer

Yes, I mean we didn’t necessarily expect, I mean part of what happens with the year-end kind of work right, first of all, it’s our first year as a public company. So a lot of kind of full year work is kind of being done in the fourth quarter and so this is something that came up as we are going through the process of kind of completing the kind of year-end audit work.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

And so it’s obviously a non-cash item, but it’s something that was kind of picked up, so we weren’t necessarily anticipating it, that being said it’s not material and so we clearly have not talked about it and disclosed it, but we do necessarily forecast it in our numbers.

Paul Morgan, Analyst

Okay thanks. That’s helpful. Thanks.

Operator

(Operator Instructions) Your next question comes from Lucy Webster with Compass Point. Your line is open.

Lucy Webster, Analyst

Hey, good morning, guys. My question is sort of pretty broad based. I’m just hoping that you can talk a little more about how you’re thinking about prioritizing spending in terms of share repurchases versus reducing leverage. Are you repurchasing shares up until a certain point and then you would think about reducing leverage or is that sort of maybe a double-edge sword where you would do both initiatives at the same time, more so in the context of potentially reducing leverage also leading to some form of multiple expansion in the stock as well?

Susan Givens, Chief Executive Officer

Yeah, I mean the way I think about it is, so long as our stock trades at a big discount to kind of what we think is the value of the assets, the best investment we can make is in our stock. And so if we can be buying our stock like I mentioned at kind of cap rate but implied 7.5% to 8% cap rate that’s a good investment and that’s how we should be spending our cash. If at some point that changes, then we would look at whether it made more sense to reduce leverage, but I think we’re looking at this really as a smart way kind of investing our capital and when you see dislocation like what we’re seeing included in our stock price, we think that the best way to kind of deploy our capital is buying assets or assets at 7.5% to kind of 8% implied cap rate. It’s hard to find senior housing assets out in the market at those kind of levels right now and I think you know the best use of our cash is to kind of to buy our own stock. If that like I said changes then it make more sense to kind of look at reducing leverage, but we’ll have to evaluate kind of when we are looking at what the best decision is at that time.

Lucy Webster, Analyst

Okay, great. That’s all I had. Thank you. Very helpful.

Operator

Your next question comes from Chad Vanacore with Stifel. Your line is open.

Chad Vanacore, Analyst

Hi, good morning all.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Susan Givens, Chief Executive Officer

Hi Chad.

Chad Vanacore, Analyst

So just first start-off with a clarifying item, in the press release you say you’ve got a $2.2 million benefit and that is a $2.2 million tax benefit, but then there is a $1.8 million charge. So can you walk me through what the math on that is, what the net benefit is?

Justine A. Cheng, Chief Financial Officer and Treasurer

Yeah, the 1.8 million is actually depreciation and amortization charge and so it kind of washes out when you get to our FFO and AFFO metrics. The 2.2 million tax benefit was what we were just talking about that relates to the TRS where we made a straight line adjustment. And so our overall numbers don’t get impacted but the taxes for the TRS do.

Chad Vanacore, Analyst

All right. But you referred to a net benefit of 2.2 million benefit and charge that kind of offset each other?

Justine A. Cheng, Chief Financial Officer and Treasurer

Yeah

Chad Vanacore, Analyst

And then —

Justine A. Cheng, Chief Financial Officer and Treasurer

And that’s for the full year.

Chad Vanacore, Analyst

Okay. So you also mentioned actively marketing couple of portfolios. So, roughly how much in disposition should we be thinking about in 2016 and then give us any idea about timing?

Susan Givens, Chief Executive Officer

Sure. Without putting specific numbers around it. The way we’re kind of looking at what we want to sell is, we have obviously kind of looked at all of our assets, we were looking them all the time and identified what would equate to about 10% of our total assets and so this give or take a little bit, but we’ve got kind of a $3 million investment, sorry $3 billion investment portfolio. We’ve kind of identified assets that represent about 10% of that, that would make sense to sell for lots of reasons.

As I said in my remarks, we would only look to sell assets if we can book a gain and makes sense for kind of our portfolio composition and all of that. But that’s kind of roughly the bucket in the pool that we’re looking at. And then in terms of timing these things are always a little bit fluid where out there in the market right now we have lot of kind of good traction. Our hope and our goal is that we could have some deals kind of closed in the second quarter, but that timing can always kind of move, but that’s what we’re targeting that’s where we’re moving towards and we feel pretty good about it, but I think I don’t want to give you kind of exact dates around it and also the processes we have going on right now are obviously competitive and so I want to be a little bit careful about what we say, but hopefully that explains a little bit for you.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Chad Vanacore, Analyst

Okay. That’s helpful. Also assuming that you book a gain and you get these proceeds. Should we assume that you’re using that to de-lever or like share buybacks?

Susan Givens, Chief Executive Officer

Yes, so little bit to Lucy’s point. I mean we would so long as our stock price is at a kind of meaningful discount to what we think is the NAV, we would buyback our stock, so we would sell assets, and then we would take that capital and buyback our stock. I mean it’s very simple math how I think about it right.

If we can sell assets at a 6% to 7% cap rate that’s obviously a fairly large range, but that’s a range that you can just point to and we can buyback our stock at a 7.5% to 8% cap rate that’s just math and that makes a lot of sense. And so until that disparity kind of narrows, we would look to buyback our stock. If and when hopefully that does happen, then it would make more sense for us to use the cash to actually de-lever.

Chad Vanacore, Analyst

All right. And then just one other question thinking about 2016 NOI growth expectations how should we think about those in terms of occupancy rate overall?

Susan Givens, Chief Executive Officer

Sure. Justine?

Justine A. Cheng, Chief Financial Officer and Treasurer

Yeah. Now on the occupancy side I think we’ll see, definitely similar kind of gains with that as Susan said our assets have a lot of embedded growth in them and on the rate side this year we saw 3.9% rate growth and we think that will continue into 2016.

Chad Vanacore, Analyst

All right. I’ll hop-off. Thanks

Operator

There are no further questions in the queue at this time. I will now turn the call back over to Susan for closing remarks.

Susan Givens, Chief Executive Officer

Thanks everyone for joining us and look forward to talking to you further.

Company Name: New Senior Investment Gr	Market Cap: 783.75	Bloomberg Estimates - EPS
Company Ticker: SNR US	Current PX: 9.42	Current Quarter: -0.203
Date: 2016-02-25	YTD Change($): -.44	Current Year: -0.800
Event Description: Q4 2015 Earnings Call	YTD Change(%): -4.462	Bloomberg Estimates - Sales
Current Quarter: 116.667
Current Year: 473.000

Operator

This concludes today’s conference call. You may now disconnect.

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